Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Marmot Mountain Ltd. Incentive Stock Option Plan and Marmot Mountain Ltd. 2000 Incentive Plan of our report dated February 15, 2004, with respect to the consolidated financial statements and schedule of K2 Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP

San Diego, California

August 17, 2004